EXHIBIT 32
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     CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT






The certification set forth below is being furnished to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and with Section 1350 of Chapter 63 of Title 18 of the United States Code. Frederick Fisher, the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer of Golden Hope Resources Corp., hereby certifies that:


1. the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Golden Hope Resources Corp.


                                          GOLDEN HOPE RESOURCES CORP.,
                                          Registrant

Dated: August 23, 2005                      /s/ Frederick Fisher
                                          ---------------------------------
                                          By: Frederick Fisher, President,
                                              Chief Executive Officer,
                                              Treasuer, Chief Financial
                                              Officer, Principal Accounting
                                              Officer and Director